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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                               September 29, 1997


                            HARMONIC LIGHTWAVES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

      000-25826                                          77-0201147
 ---------------------                      ------------------------------------
 (Commission File No.)                      (IRS Employer Identification Number)


                                 549 Baltic Way
                           Sunnyvale, California 94089
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                    (Address of Principal Executive Offices)



                                 (408) 542-2500
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              (Registrant's Telephone Number, Including Area Code)

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Item 5. Other Events

         On September 16, 1997, Harmonic Lightwaves, Inc. (the "Registrant"), N.M. New Media Communication Ltd., a corporation organized under the laws of Israel ("NMC"), and each shareholder of NMC (collectively, the "Sellers"), entered into a Stock Purchase Agreement (the "Purchase Agreement"), whereby, among other things, the Sellers have agreed to sell, and the Registrant has agreed to purchase, all of the issued and outstanding securities of NMC (the "Acquisition") and NMC will become a wholly-owned subsidiary of the Registrant. The Acquisition will be accounted for under the purchase method of accounting.

         In connection with the Acquisition, each outstanding Ordinary Share of NMC ("NMC Ordinary Share"), will be exchanged for approximately 693.8 shares of Common Stock of the Registrant ("Registrant Common Stock"), resulting in the issuance of an aggregate of 1,037,911 shares of Registrant Common Stock to the Sellers. In addition, each outstanding option to purchase an NMC Ordinary Share will be assumed by the Registrant and substituted with an option to purchase
693.8 shares of Registrant Common Stock, with the exercise price adjusted accordingly, resulting in the substitution of options to purchase an aggregate of 138,758 shares of Registrant Common Stock.

         Each party's obligation to consummate the Acquisition is contingent upon approval of the Acquisition by the appropriate governmental bodies, obtaining certain consents, favorable legal opinions and certain other conditions set forth in the Purchase Agreement. Each of the Registrant, NMC and the Sellers have agreed that, among other things, until the consummation of the Acquisition or the termination of the Purchase Agreement, they will use their best efforts to consummate the Acquisition. In addition, NMC and the Sellers have agreed that, among other things, until the consummation of the Acquisition or the termination of the Purchase Agreement, they (i) will carry on NMC's business in the ordinary course and attempt to preserve its present business and relationships with its customers, suppliers and others and (ii) will not negotiate, solicit, discuss or consider any information with any third party other than the Registrant relating to any transaction involving the sale of the business or assets of NMC (other than in the ordinary course of business).

         The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as an Exhibit to this Current Report and is herein incorporated by reference.

         It is anticipated that assuming all conditions to the Acquisition are satisfied, the Acquisition will occur and a closing will be held in October 1997. The obligations of the parties under the Purchase Agreement shall terminate, at the request of the Registrant, the Sellers or NMC, if the Acquisition has not occurred by November 30, 1997.



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Item 7. Financial Statements and Exhibits

        (a)     Exhibits

                2.1 Stock Purchase Agreement dated as of September 16, 1997 among Registrant, NMC and the Sellers (the "Purchase Agreement"), including an index of exhibits and schedules and Exhibit 2.4(a)(iv).

                20.1 Press Release, dated September 16, 1997, announcing the signing of the Purchase Agreement.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HARMONIC LIGHTWAVES, INC.


Dated:  September 29, 1997             By:  /s/ Anthony J. Ley
                                          -----------------------------
                                          Anthony J. Ley
                                          President and Chief Executive Officer



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                               HARMONIC LIGHTWAVES


                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS




Exhibit No.        Description
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2.1                Stock Purchase Agreement (the "Purchase Agreement") dated as of September 16, 1997, among Harmonic Lightwaves, Inc., N.M.
                   New Media Communication Ltd. ("NMC") and each shareholder of
                   NMC, including an index of exhibits and schedules and Exhibit
                   2.4(a)(iv).

20.1 Press Release, dated September 16, 1997, announcing the signing of the Purchase Agreement.

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